Exhibit 99.2

INFRASTRUCTURE OPERATORS TRANSPORTATION OPERATORS POTENTIAL CUSTOMERS OF HYPERLOOPTT 8

• • • • • • • • 9

PHASE 1 SERVICES PROVIDED BY HYPERLOOPTT CLIENTS SUPPORTED BY HYPERLOOPTT • • • • • • PHASE 2 • • • • • • • • • PHASE 3 • • • • • • • • PHASE 4 • • • • • PHASE 5 • • • • 10

LOGISTICS & MANUFACTURING RESEARCH & SERVICES ENGINEERING DESIGN CERTIFICATION SUPPORT ITALY PROJECT CONSORTIUM IP DEVELOPED WITH WORLDCLASS PARTNERS PUBIC + PRIVATE PARTNERSHIPS DRIVING DEMAND ILLUSTRATIVE POTENTIAL CUSTOMERS GOVERNMENT AGENCIES STRATEGIC INVESTORS THOUGHT LEADERSHIP 11

GLOBAL TRANSPORTATION MARKET (1)(2) 16

• • • • • • • • • • • • • • • Œ • • • • • • • • • PRODUCT DEFINITION BEGAN COMMERCIALIZATION TECHNOLOGY DEVELOPMENT 19

66 20

PASSENGER SYSTEM CARGO SYSTEM 22

INSURANCE FRAMEWORK | WITH MUNICH RE MODEL CERTIFICATION GUIDELINES | WITH TÜV SÜD GOVERNMENT GUIDANCE & TECHNOLOGY ADOPTION | USDOT GOVERNMENT GUIDANCE & TECHNOLOGY ADOPTION | EU REGULATION 24

4 , 000+ 150 + 5 CARGO HYPERLOOP TECHNOLOGY COMMERCIAL PROTOTYPE PROJECT CONSORTIUM PROJECT STATUS COMMERCIAL PROTOTYPE TESTING & CERTIFICATION COMMERCIAL LINE | MULTI - STATE 25

▪ ▪ ▪ ▪ 26

ILLUSTRATIVE PRO FORMA VALUATION PRO FORMA OWNERSHIP SOURCES & USES 4 29

FULLY DILUTED DE - SPAC CAPITALIZATION & OWNERSHIP INITIAL DE - SPAC OWNERSHIP AT - CLOSE DE - SPAC CAPITALIZATION & OWNERSHIP FULLY DILUTED OWNERSHIP 30

MPH 34

• • • • • • • • • • 35

PAX/H SEC G 37

• • • 38